SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (Date of earliest event reported):

March 12, 2002

RIGGS NATIONAL CORPORATION
(Exact name of Registrant as specified in Charter)

Delaware                          0-9756                    52-1217953
(State or Other Jurisdiction       (Commission          (IRS Employer
of Incorporation)                    File Number)          Identification Number)

1503 Pennsylvania Avenue, N.W., Washington, D.C.      20005
     (Address of Principal Executive Offices)               (Zip Code)

Registrant's telephone number, including area code: (202) 835-4309

Item 4.  Changes to Registrant's Certifying Accountants

On March 12, 2002, Riggs National Corporation (“Riggs”) filed a Form 8-K indicating its decision not to renew the engagement of its current independent public accountants, Arthur Andersen LLP (“Andersen”). The decision not to renew the engagement of Andersen was made by the Board of Directors based upon a recommendation of its Audit Committee. In addition, this filing indicated that KPMG LLP had been retained to audit Riggs’ financial statements for the year ending December 31, 2002. This Form 8-K/A amends our previously filed Form 8-K.

On March 22, 2002, Riggs filed with the Commission its Annual Report on Form 10-K for the year ended December 31, 2001. This filing included the Consent of Andersen dated March 20, 2002.

During Riggs’ two most recent fiscal years ended December 31, 2001, and during the interim period through March 20, 2002, there were no disagreements between Riggs and Andersen on any matter of accounting principles, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused Andersen to make reference to the matter of the disagreement in connection with their reports. The audit reports of Andersen on the consolidated financial statements of Riggs as of and for the years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were these opinions qualified or modified as to uncertainty, audit scope or accounting principles. A letter from Andersen is attached as Exhibit 16.1.

During Riggs’ two most recent fiscal years ended December 31, 2001, and during the interim period through March 20, 2002, there were no reportable events as defined in Item 304 (a)(1)(v) of Regulation S-K.

Andersen's engagement with Riggs expired March 20, 2002.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)  The following exhibits are filed as part of this Form 8-K/A.

    Exhibit No.  Description

            16.1  Letter from Arthur Andersen LLP regarding change in certifying accountant

                99  Press Release: previously filed with our 8-K filed March 12, 2002

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  March 22, 2002                  /s/ Steven T. Tamburo
                                                       Steven T. Tamburo
                                                     Chief Financial Officer
                                                     (Principal Financial and
                                                       Accounting Officer)

Index to Exhibits

Exhibit No.     Description

     16.1            Letter from Arthur Andersen regarding change in certifying accountant

        99            Press Release: previously filed with our 8-K filed March 12, 2002